UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
October 14, 2010
Date of Report (date of earliest event reported)

HANMI FINANCIAL CORPORATION
(exact names of registrant as specified in its charter)

Delaware	Commission File Number	95-4788120
(state or other jurisdiction of	000-30421	(I.R.S. Employer Identification Number)
incorporation or organization)

3660 Wilshire Boulevard, Ph-A
Los Angeles, California 90010
(Address of principal executive offices, including zip code)
(213) 382-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-4.1
EX-5.1

Item 8.01. Other Events.
     On June 16, 2010, Hanmi Financial Corporation’s (the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with Cappello Capital Corp. (“Cappello”) pursuant to which Cappello acted as financial adviser for the Company’s rights offering (“Rights Offering”) and placement agent for the Company’s best efforts public offering (the “Public Offering”), which offerings were completed as of July 27, 2010 (the Rights Offering and the Public Offering, collectively (the “Offerings”)). Pursuant to the Agreement, the Company agreed to issue Cappello a warrant (a “Warrant”) to purchase up to two million shares (“Warrant Shares”) of the Company’s common stock , par value $0.001 per share (the “Common Stock”) at a purchase price of $1.20 per share.
     In addition, the Company may issue a second Warrant to purchase up to an additional two million Warrant Shares to Cappello at a purchase price of $1.20 per share in the event the Company consummates a private placement of its Common Stock to Woori Finance Holdings Co. Ltd. (“Woori”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) previously entered into by the Company with Woori on May 25, 2010. In addition to the Warrants, the Company is also offering the shares of Common Stock underlying the Warrants (the Warrants and the underlying Common Stock, collectively the “Securities”). A copy of the Form of Warrant is attached hereto as Exhibit 4.1, and is incorporated by reference herein.
     Manatt, Phelps & Phillips, LLP, as special counsel to the Company, has issued its opinion with respect to the legality of the Securities, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.1.
     The Securities are being offered pursuant to a Registration Statement on Form S-3 (Registration No. 333-163206) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus supplement dated October 14, 2010. The prospectus supplement and related prospectus contain important information about the Securities and investors and stockholders are urged to read them carefully. Copies of the prospectus supplement and related prospectus may be obtained by contacting Hanmi Financial Corp., Attn: Investor Relations, David J. Yang 213-637-4798.
Cautionary Statements
     This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.
Forward-Looking Statements
     This report may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to consummate the proposed transaction with Woori Finance Holdings Co. Ltd. on the terms contemplated in the Securities Purchase Agreement entered into with Woori on May 25, 2010; failure to receive regulatory approval for the Woori transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to the Company; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description

4.1	Form of Warrant

5.1	Opinion of Manatt, Phelps & Phillips LLP

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION (Registrant)
Date: October 14, 2010	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

INDEX TO EXHIBITS

Number	Description

4.1	Form of Warrant

5.1	Opinion of Manatt, Phelps & Phillips LLP

5